Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Trump Entertainment Resorts, Inc., Trump Entertainment Resorts Holdings, L.P., and Trump Entertainment Resorts Funding, Inc. (the “Registrants”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dale R. Black, the Chief Financial Officer of the Registrants, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

Date: August 8, 2007	By:	/S/ DALE R. BLACK
Dale R. Black
Executive Vice President and Chief Financial Officer of Trump Entertainment Resorts, Inc.

Date: August 8, 2007	By:	/S/ DALE R. BLACK
Dale R. Black
Executive Vice President and Chief Financial Officer of Trump Entertainment Resorts Holdings, L.P.

Date: August 8, 2007	By:	/S/ DALE R. BLACK
Dale R. Black
Executive Vice President and Chief Financial Officer of Trump Entertainment Resorts Funding, Inc.